[LOGO]
 Bateman & Co., Inc., P.C.
Certified Public Accountants

                                                            5 Briardale Court
                                                       Houston, Texas 77027-2904
                                                             (713) 552-9800
                                                           FAX (713) 552-9700
                                                         www.batemanhouston.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form F-1 of Panoshan Marketing Corp. of our report dated July 28, 2004, on our audit of the financial statements of Panoshan marketing Corp., as of June 30, 2004, and for the period then ended.


                                                   /s/ BATEMAN & CO., INC., P.C.
                                                       BATEMAN & CO., INC., P.C.


Houston, Texas
August 18, 2004

                                     Member
               INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                  Offices in Principal Cities Around The World